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                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

     Amendment No. 1 (this "Amendment"), dated as of June 27, 2002, among Terra Capital, Inc., a Delaware corporation ("Terra Capital"), Terra Nitrogen (U.K.), Limited, a company incorporated in England and Wales ("Terra UK"), and Terra Nitrogen, Limited Partnership, a Delaware limited partnership ("TNLP") (Terra Capital, Terra UK and TNLP each a "Borrower" and, collectively, the "Borrowers"), Terra Industries Inc., a Maryland corporation ("Terra Industries"), and the Lenders party hereto, amends certain provisions of the Amended and Restated Credit Agreement, dated as of October 10, 2001 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, Terra Industries, the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuers") and Citicorp USA, Inc. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue, and have issued, Letters of Credit for the account of the Borrowers; and

     WHEREAS, the Borrowers, Terra Industries, the Requisite Lenders and the Administrative Agent have agreed to certain amendments to the Credit Agreement as more specifically set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     2. Amendments to the Credit Agreement. As of the Amendment Effective Date (as defined in Section 3 below), the Credit Agreement is hereby amended as follows:

          (a) Amendment to Section 5.1. Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


          Section 5.1 Minimum Cash Flow. If, at any time during any Fiscal Quarter, the aggregate Available Credit is less than $60,000,000 for more than three consecutive Business Days, Terra Industries will have Cash Flow for the four Fiscal Quarter period set forth below ending as of the last day of the immediately preceding Fiscal Quarter of not less than the amount set forth below opposite such period:

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----------------------------------------------------- --------------------------
                  Fiscal Quarters                          Minimum Cash Flow
----------------------------------------------------- --------------------------
4 Fiscal Quarters ended September 30, 2001,
December 31, 2001 and March 31, 2002                         $40,000,000
----------------------------------------------------- --------------------------
4 Fiscal Quarters ended June 30, 2002                        $45,000,000
----------------------------------------------------- --------------------------
4 Fiscal Quarters ended September 30, 2002                   $50,000,000
----------------------------------------------------- --------------------------
4 Fiscal Quarters ended December 31, 2002 and each
4 Fiscal Quarter period thereafter                           $60,000,000
----------------------------------------------------- --------------------------


         For avoidance of doubt, an Event of Default for purposes of Section 9.1(e)(i) in respect of the minimum Cash Flow requirement indicated above shall be deemed to have occurred and be continuing as of the next Business Day immediately following the aforementioned three consecutive Business Days in the event that Terra Industries shall not have met the Cash Flow requirement set forth above.

     3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied:

          (a) Certain Documents. The Administrative Agent shall have received, on or before the Amendment Effective Date, all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient originally executed copies for each of the Lenders:

               (i) this Amendment, executed by each Borrower, Terra Industries, and the Lenders constituting the Requisite Lenders; and

               (ii) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

          (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or Terra Industries in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which the Borrowers or Terra Industries is a party or by which the Borrowers or Terra Industries is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).

          (c) No Event of Default. No Default of Event of Default shall have occurred and be continuing on the Amendment Effective Date.

          (d) Fees and Past Expenses Paid. On the Amendment Effective Date the Borrowers shall have paid (i) to each Lender that has executed this Amendment an

                                        2

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amendment fee equal to 0.125 percent (0.125%) of such Lender's Revolving
Credit Commitments and any other fees required to be paid herewith under any Loan Documents and, (ii) in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent previously billed to the Borrowers, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

     4. Representations and Warranties. On and as of the date hereof, and as of the Amendment Effective Date, after giving effect to this Amendment, each Borrower and Terra Industries hereby represents and warrants to the Lenders as follows:

          (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the "Credit Agreement" shall be deemed to include this Amendment;

          (b) No Default or Event of Default has occurred and is continuing.

     5. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

     6. Costs and Expenses. The Borrowers and Terra Industries agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     7. Governing Law; Counterparts; Miscellaneous.

          (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

          (d) From and after the Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as

                                        3

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     modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

                            [Signature Pages Follow]

                                        4


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     IN WITNESS WHEREOF, the undersigned parties have executed this AMENDMENT
NO. 1 TO CREDIT AGREEMENT to be effective for all purposes as of the Amendment Effective Date.

                                       Borrowers
                                       ---------

                                       Terra Capital, Inc.


                                       By: /s/ F. G. Meyer
                                           -------------------------------------
                                           Name:  F. G. Meyer
                                           Title: Vice President


                                       Terra Nitrogen (U.K.), Limited


                                       By: /s/ F. G. Meyer
                                           -------------------------------------
                                           Name:  F. G. Meyer
                                           Title: Director


                                       Terra Nitrogen, Limited Partnership

                                       By: Terra Nitrogen Corporation,
                                           its General Partner


                                       By: /s/ F. G. Meyer
                                           -------------------------------------
                                           Name:  F. G. Meyer
                                           Title: Vice President

                                       Guarantor
                                       ---------

                                       Terra Industries Inc.


                                       By: /s/ F. G. Meyer
                                           -------------------------------------
                                           Name:  F. G. Meyer
                                           Title: Senior Vice President and
                                           Chief Financial Officer

                                       Lenders
                                       -------

                                       Citicorp USA, Inc.


                                       By: /s/ David Jaffe
                                           -------------------------------------
                                           Name:  David Jaffe
                                           Title: Vice President

                      Signature Page to Amendment No. 1 to
                                Credit Agreement

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                                       Foothill Capital Corporation


                                       By: /s/ Mike Baranowski
                                           -------------------------------------
                                           Name:  Mike Baranowski
                                           Title: Vice President


                                       LaSalle Bank National Association


                                       By: /s/ Mitchell Tarvid
                                           -------------------------------------
                                           Name:  Mitchell Tarvid
                                           Title: Vice President


                                       PNC Business Credit


                                       By: /s/ Manuel R. Borges
                                           -------------------------------------
                                           Name:  Manuel R. Borges
                                           Title: Assistant Vice President


                                       Congress Financial Corp.


                                       By: /s/ Thomas A. Martin
                                           -------------------------------------
                                           Name:  Thomas A. Martin
                                           Title: Vice President


                                       Heller Financial, Inc.

                                        By: /s/ W. Jerome McDermott
                                            ------------------------------------
                                            Name:  W. Jerome McDermott
                                            Title: Duly Authorized Signatory


                                        The Provident Bank

                                        By: /s/ Marshall M. Stuart
                                            ------------------------------------
                                            Name:  Marshall M. Stuart
                                            Title: Vice President

                      Signature Page to Amendment No. 1 to
                                Credit Agreement